EXHIBIT 99.1

For Immediate Release

For More Information:

Michael G. Sanchez

Andy Mus

Chief Executive Officer

Senior Vice President

Coastal Banking Company Inc.

Marsh Communications LLC

904-321-0400

404-327-7662

Coastal Banking Company Announces Results of Annual Shareholder Meeting and Election of New Board Member

BEAUFORT, S.C., May 22, 2008 – Coastal Banking Company Inc. (OTCBB: CBCO), the holding company for Lowcountry National Bank in Beaufort, S.C., and First National Bank of Nassau County in Fernandina Beach, Fla., announced that shareholders at its annual meeting held on Friday, May 16, 2008, re-elected three Class III Directors for a three-year term expiring in 2011. Subsequent to the annual meeting, the board of directors elected Mark B. Heles to serve as a Class III Director until the company's 2009 annual meeting, at which he will be up for re-election, and named Paul R. Garrigues, chief financial officer of the holding company and the banking subsidiaries, as executive vice president.

“We continued to fulfill our commitment of having a majority of independent directors on our board who can provide sound, expert advice and oversight as we continue to grow our banking franchise,” said Michael G. Sanchez, chief executive officer. “The addition of Mark Heles, who knows our company well having been a founding director, will ensure that we maintain a high standard of excellence in our board.”

The company's shareholders re-elected Robert B. Pinkerton, president and chief executive officer of Athena Corporation, Edward Wilson, a licensed insurance agent, and Marshall E. Wood, attorney, as Class III Directors. Randolph C. Kohn, who resigned for the board when he retired from the company as president at the end of April, did not stand for re-election.

The company’s board of directors elected Heles, a former founding director of the holding company, to fill Kohn’s vacant seat on the board and serve on the compensation committee. Heles served as a director of Coastal Banking Company from 1999 to 2005, serving as chair of the personnel, compensation, options and business development committees. He also serves on the Lowcountry National Bank board of directors.

Heles is president of H & H Quality Properties LLC, a commercial and residential real estate holding company, and is the past owner and president of TempO Personnel Services Inc., a temporary and permanent staffing agency that he sold in 2002 after 18 years in business. He earned a bachelor’s degree from the University of South Carolina, and is a graduate of the South Carolina Bankers Association Directors College. He is a former president of the Hilton Head Island Rotary Club and past director for the Greater Beaufort Chamber of Commerce.

Garrigues, a 30-year banking veteran, was hired as chief financial officer in September 2007. He has served as chief financial officer for a number of financial institutions, including Big Lake National Bank in Stuart, Fla., Transnational Financial Network (Pink Sheets: TRFN) in San Francisco, Valley Construction and Development Inc. in Walnut Creek, Calif., and CFI Mortgage Inc. (Pink Sheets: CFIM) in West Palm Beach, Fla., among others.

About Coastal Banking Company Inc.

Coastal Banking Company Inc., based in Beaufort, S.C., is the $445.6 million-asset bank holding company of Lowcountry National Bank (LNB) in Beaufort, and First National Bank (FNB) of Nassau County in Fernandina Beach, Fla., both of which provide a full range of consumer and business banking services. LNB serves coastal South Carolina through full-service banking offices in Beaufort, Hilton Head and Port Royal, and a commercial loan production office in Charleston, S.C. FNB operates full-service banking offices in Fernandina Beach, Fla., and Meigs, Ga., the latter operating under the name of The Georgia Bank. In addition to its banking offices, FNB operates a wholesale lending division based in Atlanta and two commercial loan production offices, in Jacksonville,

Fla., and Savannah, Ga. The company’s common stock is publicly traded on the OTC Bulletin Board under the symbol CBCO. For more information, please visit the company’s Web site, www.coastalbanking.com.

FORWARD-LOOKING STATEMENTS AND ASSOCIATED RISK FACTORS

This release contains forward-looking statements including statements relating to present or future trends or factors generally affecting the banking industry and specifically affecting Coastal’s operations, markets and products. Without limiting the foregoing, the words "believes," "anticipates," "intends," "expects," or similar expressions are intended to identify forward-looking statements. These forward-looking statements involve risks and uncertainties. Actual results could differ materially from those projected for many reasons, including, without limitation, changing events and trends that have influenced Coastal’s assumptions, but that are beyond Coastal's control. These trends and events include (i) changes in the interest rate environment which may reduce margins, (ii) not achieving expected growth, (iii) less favorable than anticipated changes in the national and local business environments and securities markets, (iv) adverse changes in the regulatory requirements affecting Coastal, (v) greater competitive pressures among financial institutions in Coastal's markets, (vi) greater loan losses than historic levels, and (vii) difficulties in expanding our banking operations into a new geographic market.  Additional information and other factors that could affect future financial results are included in Coastal’s filings with the Securities and Exchange Commission.

All written or oral forward-looking statements are expressly qualified in their entirety by these cautionary statements. Please also read the additional risks and factors described from time to time in reports and registration statements filed with the Securities and Exchange Commission. Coastal Banking Company, Inc. undertakes no obligation to update these forward-looking statements to reflect events or circumstances that occur after the date on which such statements were made.

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